Exhibit 99.1

News Release
RAMBUS REPORTS THIRD QUARTER FINANCIAL RESULTS

Business and Financial Highlights:

•	Generated quarterly revenue of $73.8 million

•	Introduced R+ DDR4 server memory chipset, RB26, for RDIMMs and LRDIMMs

•	Cryptography Research Division has been selected by the Secure Content Storage Association (SCSA) to run and manage the VIDITY™ Key Issuance Center

•	GAAP diluted net income per share of $1.52; non-GAAP diluted net income per share of $0.14
SUNNYVALE, Calif. - October 19, 2015 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the third quarter ended September 30, 2015.

GAAP Financial Results:

Revenue for the third quarter of 2015 was $73.8 million, which was up 1% over the second quarter of 2015 primarily due to higher royalty revenue offset by lower sales of security products. As compared to the third quarter of 2014, revenue was up 6% primarily due to higher royalty revenue due to the extension of the license agreement with SK hynix in the second quarter of 2015 and higher revenue from a new license agreement signed with IBM during the first quarter of 2015, offset by lower royalty revenue from ST Microelectronics.

Revenue for the nine months ended September 30, 2015 was $219.5 million, which was down 2% over the prior year period, primarily due to lower royalty revenue from ST Microelectronics and NVIDIA Corporation, offset by higher revenue from a new license agreement signed with IBM during the first quarter of 2015 as well as higher sales of security and lighting products.

Total operating costs and expenses for the third quarter of 2015 were $56.1 million, 2% lower than the previous quarter and 2% higher than the third quarter of 2014. Third quarter operating costs and expenses of $56.1 million included $3.6 million of stock-based compensation expenses and $6.3 million of amortization expenses. In comparison, total operating costs and expenses for the second quarter of 2015 of $57.3 million included $4.4 million of stock-based compensation expenses and $6.3 million of amortization expenses. Total operating costs and expenses for the third quarter of 2014 were $55.2 million, which included $3.4 million of stock-based compensation expenses and $6.7 million of amortization expenses. The change in total operating costs and expenses in the third quarter of 2015 as compared to the second quarter of 2015 was primarily due to lower prototyping costs, lower costs of sales due to lower sales of security and lighting products and lower stock-based compensation costs partially offset by lower gain from sale of intellectual property. The change in total operating costs and expenses in the third quarter of 2015 as compared to the third quarter of 2014 was primarily attributed to higher expenses related to software design tools, higher headcount related costs and higher cost of sales due to higher sales of security and lighting products offset by lower consulting costs.

Total operating costs and expenses for the nine months ended September 30, 2015 were $168.4 million, 1% higher than the nine months ended September 30, 2014. The operating costs and expenses for the first nine months of 2015 of $168.4 million included $11.7 million of stock-based compensation expenses and $18.9 million of amortization expenses. This is compared to total operating costs and expenses for the nine months ended September 30, 2014 of $166.8 million, which included $11.2 million of stock-based compensation expenses, $20.3 million of amortization expenses and $2.5 million of retention bonus expense from acquisitions. The change in total operating costs and expenses was primarily attributable to higher headcount related costs, higher expenses related to software design tools, higher cost of sales due to higher sales of security and lighting products and higher prototyping costs offset by higher gain from sale of intellectual property, lower retention bonus expense from acquisitions and lower consulting costs.

Net income for the third quarter of 2015 was $182.0 million as compared to net income of $6.9 million in the second quarter of 2015 and net income of $5.5 million in the third quarter of 2014. Diluted net income per share for the third quarter of 2015 was $1.52 as compared to diluted net income per share of $0.06 in the second quarter of 2015 and diluted net income per share of $0.05 in the third quarter of 2014, respectively. The change in net income for the third quarter of 2015 as compared to the prior quarter and the third quarter of 2014 included a tax benefit of $174 million related to the release of the Company's deferred tax asset valuation allowance against its U.S. deferred tax assets.

Net income for the nine months ended September 30, 2015 was $198.4 million as compared to a net income of $18.4 million for the same period of 2014. Diluted net income per share for the nine months ended September 30, 2015 was $1.67 as compared to a diluted net income per share of $0.16 for the same period of 2014. The change in net income is due to the same reason as indicated above.

Non-GAAP Financial Results (1):

Total non-GAAP operating costs and expenses in the third quarter of 2015 were $46.3 million, which was relatively flat as compared to the previous quarter, and 3% higher than the third quarter of 2014.

Total non-GAAP operating costs and expenses for the nine months ended September 30, 2015 were $137.8 million as compared to $132.8 million in the same period of 2014 due primarily to higher headcount related costs, higher expenses related to software design tools, higher cost of sales due to the sale of security and lighting products and higher prototyping costs offset by higher gain from sale of intellectual property, lower retention bonus expense from acquisitions and lower consulting costs.

Non-GAAP net income in the third quarter of 2015 was $17.0 million, 6% higher than the prior quarter and 14% higher than the third quarter of 2014. Non-GAAP diluted net income per share was $0.14 in the third quarter of 2015 as compared to $0.13 in the prior quarter and $0.13 in the third quarter of 2014.

Non-GAAP net income for the nine months ended September 30, 2015 was $50.0 million as compared to $53.4 million in the same period of 2014. Non-GAAP diluted net income per share was $0.42 for the nine months ended September 30, 2015 as compared to non-GAAP diluted net income per share of $0.45 in the same period of 2014.

Other Financial Highlights:

Cash, cash equivalents, and marketable securities as of September 30, 2015 were $362.9 million, an increase of $14.8 million from June 30, 2015. The increase in cash was driven by operating activities.

During the third quarter of 2015, the Company recorded an income tax benefit of approximately $167.0 million. The Company's tax benefit includes $174 million tax benefit related to the release of its deferred tax asset valuation allowance against its U.S. deferred tax assets.

During the third quarter of 2015, the Company did not repurchase any shares of its common stock under its share repurchase program that authorizes the repurchase of up to an aggregate of 20.0 million shares.

Additionally, the Company announced that on October 16, 2015, its Board of Directors approved the commitment for a restructuring and a plan of termination resulting in a reduction of 8% of the Company’s headcount. The restructuring is expected to save approximately $10 million in 2016, from the current run rate, and the reductions in expense and associated workforce are expected to be completed by the first quarter of 2016. The total estimated cash payout related to the reduction in force will be approximately $3.5 million, which is related to severance and termination benefits. The estimated non-cash expense is expected to be approximately $1 million.

Fourth Quarter 2015 Outlook:

For the fourth quarter of 2015, the Company expects revenue to be between $71 million and $77 million. Achieving revenue in this range will require that the Company sign new customer agreements for patent and solutions licensing among other matters.

Conference Call:

The Company will host a conference call at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at investor.rambus.com. A replay will be available following the call as a webcast on the Rambus Investor

Relations website and for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 55741229.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating income (loss) and net income (loss). In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, restructuring charges, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.
The Company’s non-GAAP financial measures reflect adjustments based on the following items:
Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.
Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.
Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.
Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.
Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 36 percent, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied the 36 percent tax rate to its non-GAAP financial results for all periods to assist the Company’s planning for future periods. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.
On occasion in the future, there may be other items, such as impairments and significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including relating to Rambus’ restructuring and plan of termination and expectations regarding revenue for the fourth quarter of 2015 and estimated, fixed, long-term projected tax rates. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About Rambus Inc.

Rambus brings invention to market. Our customizable IP cores, architecture licenses, tools, services, and training improve the competitive advantage of our customers’ products while accelerating their time-to-market. Rambus products and innovations capture, secure and move data. For more information, visit www.rambus.com.
RMBSFN
Contacts:
Linda Ashmore
Corporate Communications
Rambus Inc.
(408) 462-8411
lashmore@rambus.com
Nicole Noutsios
Investor Relations
Rambus Inc.
(408) 462-8050
nnoutsios@rambus.com

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS

Current assets:
Cash and cash equivalents	$216,553	$154,126
Marketable securities	146,325	145,983
Accounts receivable	10,314	6,001
Prepaids and other current assets	10,859	8,541
Deferred taxes	17,896	187
Total current assets	401,947	314,838
Intangible assets, net	70,426	89,371
Goodwill	116,899	116,899
Property, plant and equipment, net	59,077	64,023
Deferred taxes, long-term	143,834	536
Other assets	3,690	2,612
Total assets	$795,873	$588,279

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,928	$6,962
Accrued salaries and benefits	9,362	14,840
Other accrued liabilities	12,320	12,856
Total current liabilities	27,610	34,658
Long-term liabilities:
Convertible notes, long-term	119,414	115,089
Long-term imputed financing obligation	38,751	39,063
Other long-term liabilities	4,242	7,847
Total long-term liabilities	162,407	161,999
Total stockholders’ equity	605,856	391,622
Total liabilities and stockholders’ equity	$795,873	$588,279

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenue:
Royalties	$66,823	$64,009	$196,173	$207,387
Contract and other revenue	6,956	5,703	23,332	17,131
Total revenue	73,779	69,712	219,505	224,518
Operating costs and expenses:
Cost of revenue (1)	11,111	10,540	34,004	31,199
Research and development (1)	27,784	27,014	85,506	81,580
Sales, general and administrative (1)	17,860	18,200	53,701	55,639
Gain from sale of intellectual property	(106)	—	(3,262)	(170)
Gain from settlement	(510)	(510)	(1,530)	(1,530)
Restructuring charges	—	—	—	39
Total operating costs and expenses	56,139	55,244	168,419	166,757
Operating income	17,640	14,468	51,086	57,761
Interest income and other income (expense), net	539	(549)	874	(432)
Interest expense	(3,117)	(3,059)	(9,291)	(21,755)
Interest and other income (expense), net	(2,578)	(3,608)	(8,417)	(22,187)
Income before income taxes	15,062	10,860	42,669	35,574
Provision for (benefit from) income taxes	(166,971)	5,347	(155,727)	17,214
Net income	$182,033	$5,513	$198,396	$18,360
Net income per share:
Basic	$1.56	$0.05	$1.71	$0.16
Diluted	$1.52	$0.05	$1.67	$0.16
Weighted average shares used in per share calculation
Basic	116,444	114,523	115,940	114,080
Diluted	119,542	118,206	118,997	117,540

_________
(1) Total stock-based compensation expense for the three and nine months ended September 30, 2015 and 2014 is presented as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cost of revenue	$12	$12	$51	$34
Research and development	$1,548	$1,648	$5,303	$5,574
Sales, general and administrative	$2,008	$1,781	$6,395	$5,587

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Operating costs and expenses	$56,139	$57,258	$55,244	$168,419	$166,757
Adjustments:
Stock-based compensation expense	(3,568)	(4,415)	(3,441)	(11,749)	(11,195)
Acquisition-related transaction costs and retention bonus expense	—	—	(6)	(2)	(2,469)
Amortization expense	(6,268)	(6,323)	(6,741)	(18,914)	(20,295)
Restructuring charges	—	—	—	—	(39)
Non-GAAP operating costs and expenses	$46,303	$46,520	$45,056	$137,754	$132,759

Operating income	$17,640	$15,554	$14,468	$51,086	$57,761
Adjustments:
Stock-based compensation expense	3,568	4,415	3,441	11,749	11,195
Acquisition-related transaction costs and retention bonus expense	—	—	6	2	2,469
Amortization expense	6,268	6,323	6,741	18,914	20,295
Restructuring charges	—	—	—	—	39
Non-GAAP operating income	$27,476	$26,292	$24,656	$81,751	$91,759

Income before income taxes	$15,062	$12,666	$10,860	$42,669	$35,574
Adjustments:
Stock-based compensation expense	3,568	4,415	3,441	11,749	11,195
Acquisition-related transaction costs and retention bonus expense	—	—	6	2	2,469
Amortization expense	6,268	6,323	6,741	18,914	20,295
Restructuring charges	—	—	—	—	39
Impairment of investment	—	—	600	—	600
Non-cash interest expense on convertible notes	1,605	1,581	1,515	4,745	13,226
Non-GAAP income before income taxes	$26,503	$24,985	$23,163	$78,079	$83,398
GAAP provision for (benefit from) income taxes	(166,971)	5,805	5,347	(155,727)	17,214
Adjustment to GAAP provision for income taxes	176,512	3,190	2,992	183,836	12,810
Non-GAAP provision for income taxes	9,541	8,995	8,339	28,109	30,024
Non-GAAP net income	$16,962	$15,990	$14,824	$49,970	$53,374

Non-GAAP basic net income per share	$0.15	$0.14	$0.13	$0.43	$0.47
Non-GAAP diluted net income per share	$0.14	$0.13	$0.13	$0.42	$0.45
Weighted average shares used in non-GAAP per share calculation:
Basic	116,444	116,027	114,523	115,940	114,080
Diluted	119,542	120,939	118,206	118,997	117,540

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

GAAP effective tax rate	1,109%	46%	49%	365%	48%
Adjustment to GAAP effective tax rate	(1,073)%	(10)%	(13)%	(329)%	(12)%
Non-GAAP effective tax rate	36%	36%	36%	36%	36%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 36 percent, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied the 36 percent tax rate to its non-GAAP financial results for all periods to assist the Company’s planning for future periods.